EXHIBIT 99.1 News release
HP Reports Second Quarter 2009 Results

Editorial Contacts:

David Shane, HP
+1 650 857 3859
corpmediarelations@hp.com

Christina Schneider, HP
+1 650 857 8222
corpmediarelations@hp.com

Mylene Mangalindan, HP
+ 1 650 236 0005
corpmediarelations@hp.com

Asa Svanstrom, HP
+ 1 650 857 2246  (Investors)
investor.relations@hp.com

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304
www.hp.com

• • • • • •

Net revenue down 3%, or up 3% in local currency, from a year earlier to $27.4 billion

GAAP operating profit down 12% to $2.3 billion; GAAP earnings per share $0.70, down from $0.80 a year earlier

Non-GAAP operating profit up 1% to $2.8 billion; non-GAAP earnings per share $0.86, down from $0.87 a year earlier

GAAP and non-GAAP diluted EPS include $0.02 of charges related to a patent dispute

Record cash flow from operations of $5.0 billion

Services more than doubled operating profit to $1.2 billion

PALO ALTO, Calif., May 19, 2009 – HP today announced financial results for its second fiscal quarter ended April 30, 2009, with net revenue of $27.4 billion, down 3% from a year earlier and up 3% when adjusted for the effects of currency.

In the second quarter, GAAP operating profit was $2.3 billion and GAAP diluted earnings per share (EPS) was $0.70, down from $0.80 in the prior-year period. Non-GAAP operating profit was $2.8 billion, with non-GAAP diluted EPS of $0.86, down from $0.87 in the prior-year period. Non-GAAP financial information excludes $382 million of adjustments on an after-tax basis, or $0.16 per diluted share, related primarily to amortization of purchased intangible assets, restructuring charges and acquisition-related charges.

“Disciplined focus on operational efficiencies and execution drove record cash flow,” said Mark Hurd, HP chairman and chief executive officer.  “Our services business continued to deliver strong profitability with an increased deal pipeline and the EDS integration tracking ahead of schedule.”

	Q2 FY09	Q2 FY08	Y/Y
Net revenue ($B)	$ 27.4	$ 28.3	-3%
GAAP operating margin	8.4%	9.2%	(0.8 pts)
GAAP net earnings ($B)	$ 1.7	$ 2.1	-17%
GAAP diluted EPS	$ 0.70	$ 0.80	-13%
Non-GAAP operating margin	10.4%	10.0%	0.4 pts
Non-GAAP net earnings ($B)	$ 2.1	$ 2.2	-6%
Non-GAAP diluted EPS	$ 0.86	$ 0.87	-1%

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below. Unless otherwise noted, all growth rates included in the narrative below reflect year-over-year comparisons.

Revenue grew 9% in the Americas to $12.1 billion. Revenue declined 11% in Europe, the Middle East and Africa and 10% in Asia Pacific to $10.6 billion and $4.7 billion, respectively. When adjusted for the effects of currency, revenue grew 12% in the Americas while declining 2% in Europe, the Middle East and Africa and 5% in Asia Pacific. Revenue from outside of the United States in the second quarter accounted for 64% of total revenue, with revenue in the BRIC countries (Brazil, Russia, India and China) declining 12% over the prior-year period while accounting for 9% of total HP revenue.

Services
Services revenue increased 99% to $8.5 billion due primarily to the EDS acquisition. Infrastructure Technology Outsourcing posted revenue of $3.8 billion while Technology Services, Application Services and Business Process Outsourcing posted revenue of $2.4 billion, $1.5 billion and $709 million, respectively. Operating profit was $1.2 billion, or 13.8% of revenue, up from $507 million, or 11.9% of revenue, in the prior-year period. The EDS integration is tracking ahead of plan.

Enterprise Storage and Servers
Enterprise Storage and Servers (ESS) reported total revenue of $3.5 billion, down 28%. Storage revenue declined 22% with the midrange EVA product line down 21%. Industry Standard Server revenue and Business Critical Systems revenue declined 29% each, while ESS blade revenue was down 12%. Operating profit was $250 million, or 7.2% of revenue, down from $655 million, or 13.7% of revenue, in the prior-year period.

HP Software
HP Software revenue declined 15% to $880 million. Business Technology Optimization and Other Software revenue declined 15% each. Operating profit was $157 million, or 17.8% of revenue, up from $104 million, or 10.0% of revenue, in the prior-year period.

Personal Systems Group
Personal Systems Group (PSG) posted flat unit shipments in a challenging environment and attained the leading market position in PCs in every region. PSG revenue declined 19% to $8.2 billion. Notebook revenue for the quarter was down 13%, while Desktop revenue declined 24%. Commercial client revenue was down 22%, while Consumer client revenue decreased 16%. Operating profit was $374 million, or 4.6% of revenue, down from $544 million, or 5.4% of revenue, in the prior-year period.

Imaging and Printing Group
Imaging and Printing Group (IPG) revenue declined 23% to $5.9 billion. Supplies revenue was down 14% due in part to channel inventory realignment, while Commercial hardware revenue and Consumer hardware revenue declined 40% and 31%, respectively. Printer unit shipments decreased 27%, with Commercial printer hardware units down 36% and Consumer printer hardware units down 23%. Operating profit was $1.1 billion, or 18.2% of revenue, versus $1.2 billion, or 16.0% of revenue, in the prior-year period.

HP Financial Services
HP Financial Services (HPFS) reported revenue of $641 million, down 6% from the prior-year period. Financing volume increased 7%, and net portfolio assets declined 1%. Operating margin was 7.2% of revenue, up from 6.9% in the prior-year period.

Asset management
HP generated $5.0 billion in cash flow from operations for the second quarter. Inventory ended the quarter at $5.7 billion, down 7 days. Accounts receivable of $14.7 billion was up 5 days. Accounts payable ended the quarter at $11.4 billion, down 6 days. HP’s dividend payment of $0.08 per share in the second quarter resulted in cash usage of $192 million. HP utilized $801 million of cash during the second quarter to repurchase approximately 24 million shares of common stock in the open market. HP exited the quarter with $13.0 billion in gross cash.

Outlook
HP expects third quarter FY09 revenue to be approximately flat to down 2 percent sequentially.

Third quarter FY09 non-GAAP diluted EPS is expected to be approximately $0.88 to $0.90. Third quarter FY09 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.22 to $0.24 per share, related primarily to the amortization of purchased intangibles and restructuring charges. On a GAAP basis, third quarter FY09 diluted EPS is expected to be approximately $0.64 to $0.68.

HP estimates full-year FY09 revenue will decline approximately 4 to 5 percent from the prior-year period.

Full year FY09 non-GAAP diluted EPS is expected to be approximately $3.76 to $3.88. FY09 non-GAAP diluted EPS estimates exclude after-tax costs of approximately $0.72 to $0.74 per share, related primarily to the amortization of purchased intangibles and restructuring charges. On a GAAP basis, full year FY09 diluted EPS is expected to be approximately $3.02 to $3.16.

More information on HP’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s Q2 FY09 earnings conference call is accessible via an audio webcast at www.hp.com/investor/q22009webcast.

About HP
HP, the world’s largest technology company, simplifies the technology experience for consumers and businesses with a portfolio that spans printing, personal computing, software, services and IT infrastructure. More information about HP (NYSE: HPQ) is available at http://www.hp.com/.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below. In addition, an explanation of the ways in which HP management uses these non-GAAP measures to evaluate its business, the substance behind HP management’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP management compensates for those limitations, and the substantive reasons why HP management believes that these non-GAAP measures provide useful information to investors is included under “Use of Non-GAAP Financial Measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for operating profit, operating margin, net earnings, diluted earnings per share, or cash and cash equivalents prepared in accordance with GAAP.

EDS Acquisition
HP completed its acquisition of Electronic Data Services Corporation on August 26, 2008. Results of, and comparisons to, the three and six months ended April 30, 2008 do not include the results of operations of EDS for those prior periods.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, earnings, tax provisions, cash flows, benefit obligations, share repurchases, acquisition synergies, currency exchange rates or other financial items; any statements of the plans, strategies, and objectives of management for future operations, including execution of cost reduction programs and restructuring and integration plans; any statements concerning the expected development, performance or market share relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include macroeconomic and geopolitical trends and events; execution and performance of contracts by HP and its suppliers, customers and partners; the challenge of managing asset levels, including inventory; the difficulty of aligning expense levels with revenue changes; assumptions related to pension and other post-retirement costs; expectations and assumptions relating to the execution and timing of cost reduction programs and restructuring and integration plans; the possibility that the expected benefits of business combination transactions may not materialize as expected; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and HP’s other filings with the Securities and Exchange Commission, including HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2009. As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be meaningful, these amounts could differ materially from actual reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2009. In particular, determining HP’s actual tax balances and provisions as of April 30, 2009 requires extensive internal and external review of tax data (including consolidating and reviewing the tax provisions of numerous domestic and foreign entities), which is being completed in the ordinary course of preparing HP’s Form 10-Q. HP assumes no obligation and does not intend to update these forward-looking statements.

Note to editors: More news from HP, including links to RSS feeds, is available at http://www.hp.com/hpinfo/newsroom/.

© 2009 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30,	January 31,	April 30,
	2009	2009	2008
Net revenue	$27,351	$28,800	$28,262

Costs and expenses(a):
Cost of sales	20,919	22,069	21,205	(c)
Research and development	716	732	908
Selling, general and administrative	2,880	2,893	3,331	(c)
Amortization of purchased intangible assets	380	412	211
In-process research and development charges	—	6	13
Restructuring charges	94	146	4
Acquisition-related charges	75	48	—
Total costs and expenses	25,064	26,306	25,672

Earnings from operations	2,287	2,494	2,590

Interest and other, net	(180)	(232)	3

Earnings before taxes	2,107	2,262	2,593

Provision for taxes(b)	391	408	536

Net earnings	$1,716	$1,854	$2,057

Net earnings per share:
Basic	$0.72	$0.77	$0.83
Diluted	$0.70	$0.75	$0.80

Cash dividends declared per share	$—	$0.16	$—

Weighted-average shares used to compute net earnings per share:
Basic	2,394	2,410	2,473
Diluted	2,438	2,464	2,557

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$48	$52	$36
Research and development	18	17	19
Selling, general and administrative	109	85	97
Acquisition-related charges	16	6	—
Total costs and expenses	$191	$160	$152

(b) Tax benefit from stock-based compensation	$(59)	$(48)	$(45)

(c)   Certain pursuit-related costs previously reported as Cost of sales have been realigned retroactively to Selling, general and administrative expenses due to the organizational realignments occurring within HP's service offerings portfolio.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Six months ended
	April 30,	April 30,
	2009	2008
Net revenue	$56,151	$56,729

Costs and expenses(a):
Cost of sales	42,988	42,649	(c)
Research and development	1,448	1,806
Selling, general and administrative	5,773	6,627	(c)
Amortization of purchased intangible assets	792	417
In-process research and development charges	6	13
Restructuring charges	240	14
Acquisition-related charges	123	--
Total costs and expenses	51,370	51,526

Earnings from operations	4,781	5,203

Interest and other, net	(412)	75

Earnings before taxes	4,369	5,278

Provision for taxes(b)	799	1,088

Net earnings	$3,570	$4,190

Net earnings per share:
Basic	$1.49	$1.67
Diluted	$1.46	$1.61

Cash dividends declared per share	$0.16	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,402	2,516
Diluted	2,448	2,603

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$100	$72
Research and development	35	39
Selling, general and administrative	194	198
Acquisition-related charges	22	--
Total costs and expenses	$351	$309

(b) Tax benefit from stock-based compensation	$(107)	$(92)

(c)   Certain pursuit-related costs previously reported as Cost of sales have been realigned retroactively to Selling, general and administrative expenses due to the organizational realignments occurring within HP’s service offerings portfolio.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three		Three		Three
	months	Diluted	months	Diluted	months	Diluted
	ended	earnings	ended	earnings	ended	earnings
	April 30,	per	January 31,	per	April 30,	per
	2009	share	2009	share	2008	share

GAAP net earnings	$1,716	$0.70	$1,854	$0.75	$2,057	$0.80

Non-GAAP adjustments:
Amortization of purchased intangible assets	380	0.16	412	0.17	211	0.08
In-process research and development charges	—	—	6	—	13	0.01
Restructuring charges	94	0.04	146	0.06	4	—
Acquisition-related charges	75	0.03	48	0.02	—	—
Adjustments for taxes	(167)	(0.07)	(181)	(0.07)	(56)	(0.02)

Non-GAAP net earnings	$2,098	$0.86	$2,285	$0.93	$2,229	$0.87

GAAP earnings from operations	$2,287		$2,494		$2,590

Non-GAAP adjustments:
Amortization of purchased intangible assets	380		412		211
In-process research and development charges	—		6		13
Restructuring charges	94		146		4
Acquisition-related charges	75		48		—
Non-GAAP earnings from operations	$2,836		$3,106		$2,818

GAAP operating margin	8%		9%		9%
Non-GAAP adjustments	2%		2%		1%

Non-GAAP operating margin	10%		11%		10%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months	Diluted	Six months	Diluted
	ended	earnings	ended	earnings
	April 30,	per	April 30,	per
	2009	share	2008	share

GAAP net earnings	$3,570	$1.46	$4,190	$1.61

Non-GAAP adjustments:
Amortization of purchased intangible assets	792	0.32	417	0.16
In-process research and development charges	6	—	13	—
Restructuring charges	240	0.10	14	0.01
Acquisition-related charges	123	0.05	—	—
Adjustments for taxes	(348)	(0.14)	(114)	(0.04)

Non-GAAP net earnings	$4,383	$1.79	$4,520	$1.74

GAAP earnings from operations	$4,781		$5,203

Non-GAAP adjustments:
Amortization of purchased intangible assets	792		417
In-process research and development charges	6		13
Restructuring charges	240		14
Acquisition-related charges	123		—

Non-GAAP earnings from operations	$5,942		$5,647

GAAP operating margin	9%		9%
Non-GAAP adjustments	2%		1%

Non-GAAP operating margin	11%		10%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	April 30,	October 31,
	2009	2008

	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,851	$10,153
Short-term investments	65	93
Accounts receivable	14,666	16,928
Financing receivables	2,352	2,314
Inventory	5,746	7,879
Other current assets	11,506	14,361

Total current assets	47,186	51,728

Property, plant and equipment	10,807	10,838

Long-term financing receivables and other assets	10,410	10,468

Goodwill and purchased intangible assets	40,112	40,297

Total assets	$108,515	$113,331

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$5,702	$10,176
Accounts payable	11,421	14,917	(a)
Employee compensation and benefits	3,233	4,159
Taxes on earnings	546	869
Deferred revenue	6,342	6,287
Other accrued liabilities	14,339	16,531	(a)

Total current liabilities	41,583	52,939

Long-term debt	12,978	7,676
Other liabilities	13,412	13,774

Stockholders' equity	40,542	38,942

Total liabilities and stockholders' equity	$108,515	$113,331

(a)   In the second quarter of fiscal 2009, HP reclassified certain activity from Other accrued liabilities to Accounts payable as this better represents the nature of the activity. All prior periods have been revised to conform to current presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Three months	Six months
	ended	ended
	April 30,	April 30,
	2009	2009

Cash flows from operating activities:
Net earnings	$1,716	$3,570
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,153	2,367
Stock-based compensation expense	191	351	(a)
Provision for bad debt and inventory	180	348
In-process research and development charges	—	6
Restructuring charges	94	240
Deferred taxes on earnings	115	52
Excess tax benefit from stock-based compensation	(15)	(28)
Other, net	14	(3)

Changes in assets and liabilities:
Accounts and financing receivables	(4)	1,776
Inventory	1,831	1,987
Accounts payable	(417)	(3,506	)(a)
Taxes on earnings	680	980
Restructuring	(339)	(548)
Other assets and liabilities	(235)	(1,502	)(a)
Net cash provided by operating activities	4,964	6,090

Cash flows from investing activities:
Investment in property, plant and equipment	(842)	(1,658	)(a)
Proceeds from sale of property, plant and equipment	98	250
Purchases of available-for-sale securities and other investments	(55)	(55)
Maturities and sales of available-for-sale securities
and other investments	57	103
Payments made in connection with business acquisitions, net	(3)	(348)
Net cash used in investing activities	(745)	(1,708)

Cash flows from financing activities:
Repayment of commercial paper and notes payable, net	(4,506)	(4,449)
Issuance of debt	2,774	4,778	(a)
Payment of debt	(41)	(110)
Issuance of common stock under employee stock plans	194	493
Repurchase of common stock	(801)	(2,039)
Excess tax benefit from stock-based compensation	15	28
Dividends	(192)	(385)
Net cash used in financing activities	(2,557)	(1,684)

Increase in cash and cash equivalents	1,662	2,698
Cash and cash equivalents at beginning of period	11,189	10,153
Cash and cash equivalents at end of period	$12,851	$12,851

(a)   Certain adjustments have been made to prior quarter amounts in order to conform to the current quarter presentation.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	April 30,	January 31,	April 30,
	2009	2009	2008(a)

Net revenue:

Services	$8,488	$8,746	$4,262
Enterprise Storage and Servers	3,456	3,948	4,780
HP Software	880	878	1,039
Technology Solutions Group	12,824	13,572	10,081
Personal Systems Group	8,191	8,787	10,071
Imaging and Printing Group	5,916	5,981	7,644
HP Financial Services	641	636	685
Corporate Investments	188	196	230
Total Segments	27,760	29,172	28,711
Eliminations of intersegment net revenue and other	(409)	(372)	(449)

Total HP Consolidated	$27,351	$28,800	$28,262

Earnings from operations:

Services	$1,172	$1,123	$507
Enterprise Storage and Servers	250	405	655
HP Software	157	140	104
Technology Solutions Group	1,579	1,668	1,266
Personal Systems Group	374	435	544
Imaging and Printing Group	1,074	1,105	1,220
HP Financial Services	46	41	47
Corporate Investments	(19)	(19)	6
Total Segments	3,054	3,230	3,083

Corporate and unallocated costs and eliminations	(62)	24	(134)
Unallocated costs related to stock-based
compensation expense	(156)	(148)	(131)
Amortization of purchased intangible assets	(380)	(412)	(211)
In-process research and development charges	—	(6)	(13)
Restructuring charges	(94)	(146)	(4)
Acquisition-related charges	(75)	(48)	—
Interest and other, net	(180)	(232)	3

Total HP Consolidated Earnings Before Taxes	$2,107	$2,262	$2,593

(a)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue and operating profit among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, certain previously allocated costs were reclassified to unallocated costs related to stock-based compensation expense. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, Personal Systems Group, HP Financial Services and Corporate Investments segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Six months ended
	April 30,	April 30,
	2009	2008(a)
Net revenue:

Services	$17,234	$8,314
Enterprise Storage and Servers	7,404	9,600
HP Software	1,758	1,986
Technology Solutions Group	26,396	19,900
Personal Systems Group	16,978	20,862
Imaging and Printing Group	11,897	15,001
HP Financial Services	1,277	1,327
Corporate Investments	384	448
Total Segments	56,932	57,538
Eliminations of intersegment net revenue and other	(781)	(809)

Total HP Consolidated	$56,151	$56,729

Earnings from operations:

Services	$2,295	$1,006
Enterprise Storage and Servers	655	1,328
HP Software	297	153
Technology Solutions Group	3,247	2,487
Personal Systems Group	809	1,172
Imaging and Printing Group	2,179	2,362
HP Financial Services	87	90
Corporate Investments	(38)	14
Total Segments	6,284	6,125

Corporate and unallocated costs and eliminations	(38)	(223)

Unallocated costs related to stock-based compensation expense	(304)	(255)
Amortization of purchased intangible assets	(792)	(417)
In-process research and development charges	(6)	(13)
Restructuring charges	(240)	(14)
Acquisition-related charges	(123)	—
Interest and other, net	(412)	75

Total HP Consolidated Earnings Before Taxes	$4,369	$5,278

(a)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue and operating profit among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, certain previously allocated costs were reclassified to unallocated costs related to stock-based compensation expense. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, Personal Systems Group, HP Financial Services and Corporate Investments segments.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	April 30,	January 31,	April 30,
	2009	2009	2008(a)

Net revenue:

Infrastructure technology outsourcing	$3,836	$3,960	$1,312
Technology services	2,441	2,451	2,568
Application services	1,502	1,592	342
Business process outsourcing	709	743	40
Services(b)	8,488	8,746	4,262
Industry standard servers	1,988	2,322	2,818
Storage	818	913	1,043
Business critical systems	650	713	919
Enterprise Storage and Servers	3,456	3,948	4,780
Business technology optimization	568	594	670
Other	312	284	369
HP Software	880	878	1,039
Technology Solutions Group	12,824	13,572	10,081
Notebooks	4,697	4,907	5,373
Desktops	2,967	3,303	3,925
Workstations	287	333	490
Handhelds	47	57	102
Other	193	187	181
Personal Systems Group	8,191	8,787	10,071
Supplies	4,103	4,050	4,768
Commercial hardware	1,193	1,239	1,975
Consumer hardware	620	692	901
Imaging and Printing Group	5,916	5,981	7,644
HP Financial Services	641	636	685
Corporate Investments	188	196	230
Total Segments	27,760	29,172	28,711

Eliminations of intersegment net revenue and other	(409)	(372)	(449)

Total HP Consolidated	$27,351	$28,800	$28,262

(a)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, revenue was transferred among the business units within the Services, HP Software, Imaging and Printing Group, and Personal Systems Group segments. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, HP Financial Services and Corporate Investments segments.

(b)   Infrastructure technology outsourcing, Application services, Business process outsourcing and Other business units were added to the Services business segment. In addition, Outsourcing services, Consulting and integration and EDS business units within Services were disintegrated in fiscal 2009.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT / BUSINESS UNIT INFORMATION
(Unaudited)
(In millions)

	Six months ended
	April 30,	April 30,
	2009	2008(a)
Net revenue:

Infrastructure technology outsourcing	$7,796	$2,564
Technology services	4,892	5,026
Application services	3,094	648
Business process outsourcing	1,452	76
Services(b)	17,234	8,314
Industry standard servers	4,310	5,806
Storage	1,731	2,020
Business critical systems	1,363	1,774
Enterprise Storage and Servers	7,404	9,600
Business technology optimization	1,162	1,288
Other	596	698
HP Software	1,758	1,986
Technology Solutions Group	26,396	19,900
Notebooks	9,604	11,037
Desktops	6,270	8,331
Workstations	620	952
Handhelds	104	191
Other	380	351
Personal Systems Group	16,978	20,862
Supplies	8,153	9,137
Commercial hardware	2,432	3,858
Consumer hardware	1,312	2,006
Imaging and Printing Group	11,897	15,001
HP Financial Services	1,277	1,327
Corporate Investments	384	448
Total Segments	56,932	57,538

Eliminations of intersegment net revenue and other	(781)	(809)

Total HP Consolidated	$56,151	$56,729

(a)   Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, revenue was transferred among the business units within the Services, HP Software, Imaging and Printing Group, and Personal Systems Group segments. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, HP Financial Services and Corporate Investments segments.

(b)   Infrastructure technology outsourcing, Application services, Business process outsourcing and Other business units were added to the Services business segment. In addition, Outsourcing services, Consulting and integration and EDS business units within Services were disintegrated in fiscal 2009.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30,	January 31,	April 30,
	2009	2009	2008

Numerator:
Net earnings	$1,716	$1,854	$2,057

Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	—	—	1

Net earnings, adjusted	$1,716	$1,854	$2,058

Denominator:
Weighted-average shares used to compute basic EPS	2,394	2,410	2,473
Effect of dilutive securities:
Dilution from employee stock plans	44	54	79
Zero-coupon subordinated convertible notes	—	—	5
Dilutive potential common shares	44	54	84

Weighted-average shares used to compute diluted EPS	2,438	2,464	2,557

Net earnings per share:
Basic(a)	$0.72	$0.77	$0.83
Diluted(b)	$0.70	$0.75	$0.80

(a)   HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)   The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended
	April 30,	April 30,
	2009	2008
Numerator:
Net earnings	$3,570	$4,190

Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	—	3

Net earnings, adjusted	$3,570	$4,193

Denominator:
Weighted-average shares used to compute basic EPS	2,402	2,516
Effect of dilutive securities:
Dilution from employee stock plans	46	81
Zero-coupon subordinated convertible notes	—	6
Dilutive potential common shares	46	87

Weighted-average shares used to compute diluted EPS	2,448	2,603

Net earnings per share:
Basic(a)	$1.49	$1.67
Diluted(b)	$1.46	$1.61

(a)   HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)   The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Three months ended
	April 30,	January 31,	April 30,
	2009	2009	2008

Numerator:
Non-GAAP net earnings	$2,098	$2,285	$2,229
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	—	—	1

Non-GAAP net earnings, adjusted	$2,098	$2,285	$2,230

Denominator:
Weighted-average shares used to compute basic EPS	2,394	2,410	2,473
Effect of dilutive securities:
Dilution from employee stock plans	44	54	79
Zero-coupon subordinated convertible notes	—	—	5
Dilutive potential common shares	44	54	84

Weighted-average shares used to compute diluted EPS	2,438	2,464	2,557

Non-GAAP net earnings per share:
Basic(a)	$0.88	$0.95	$0.90
Diluted(b)	$0.86	$0.93	$0.87

(a)   HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)   The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CALCULATION OF NON-GAAP NET EARNINGS PER SHARE
(Unaudited)
(In millions except per share amounts)

	Six months ended
	April 30,	April 30,
	2009	2008

Numerator:
Non-GAAP net earnings	$4,383	$4,520
Adjustment for interest expense on zero-coupon
subordinated convertible notes, net of taxes	—	3

Non-GAAP net earnings, adjusted	$4,383	$4,523

Denominator:
Weighted-average shares used to compute basic EPS	2,402	2,516
Effect of dilutive securities:
Dilution from employee stock plans	46	81
Zero-coupon subordinated convertible notes	—	6
Dilutive potential common shares	46	87

Weighted-average shares used to compute diluted EPS	2,448	2,603

Non-GAAP net earnings per share:
Basic(a)	$1.82	$1.80
Diluted(b)	$1.79	$1.74

(a)  HP’s basic earnings per share was calculated based on net earnings and the weighted-average number of shares outstanding during the reporting period.

(b)  The diluted earnings per share included additional dilution from potential issuance of common stock, such as stock issuable pursuant to exercise of stock options, vesting of restricted stock units and conversion of debt, except when such issuances would be anti-dilutive.

Use of Non-GAAP Financial Measures

To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash. HP also provides forecasts of non-GAAP diluted earnings per share. These non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above.

Use and Economic Substance of Non-GAAP Financial Measures Used by HP

Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any restructuring charges, charges relating to the amortization of purchased intangible assets, acquisition-related charges and in-process research and development charges recorded during the relevant period. Non-GAAP net earnings and non-GAAP diluted earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted earnings per share are adjusted by the amount of additional taxes or tax benefit associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding those items mentioned above from these non-GAAP financial measures allows HP management to better understand HP’s consolidated financial performance in relationship to the operating results of HP’s segments, as management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

•	Restructuring charges consist of costs primarily related to severance and benefits for employees terminated pursuant to a formal restructuring plan, including strategic reallocations or workforce reductions and early retirement programs. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s past operating performance.

•	Purchased intangible assets consist primarily of customer contracts, customer lists, distribution agreements, technology patents, and products, trademarks and trade names purchased in connection with acquisitions. HP incurs charges relating to the amortization of these intangibles, and those charges are included in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. Amortization charges for HP’s purchased intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of HP’s acquisitions. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	In-process research and development charges relate to amounts assigned to tangible and intangible assets to be used in research and development projects that have no alternative future use and therefore are charged to expense at the acquisition date. Charges for in-process research and development in connection with HP’s acquisitions are reflected in HP’s GAAP presentation of earnings from operations, operating margin, net earnings and net earnings per share. In-process research and development expenses are not indicative of HP’s ongoing operating costs and are generally unpredictable. Accordingly, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures contributes to a meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

•	Beginning in the fourth quarter of fiscal 2008, HP incurred costs related to its acquisition of Electronic Data Systems Corporation (“EDS”), some of which were treated as non-capitalized expenses. Because non-capitalized, acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating the non-capitalized expenses relating to the EDS acquisition for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s past operating performance.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. HP’s management uses gross cash for the purpose of determining the amount of cash available for investment in HP’s businesses, funding strategic acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash for the purposes of evaluating HP’s historical and prospective liquidity, as well as to further its own understanding of HP’s segment operating results. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity and segment operating results.

Material Limitations Associated with Use of Non-GAAP Financial Measures

These non-GAAP financial measures may have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•	Items such as amortization of purchased intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•	Items such as restructuring charges that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted earnings per share can have a material impact on cash flows and earnings per share.

•	HP may not be able to liquidate immediately the long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•	Other companies may calculate non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures

HP compensates for the limitations on its use of non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this press release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors

HP believes that providing non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted earnings per share and gross cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision-making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that are calculated in a similar manner.